                                                FILED PURSUANT TO RULE 424(b)(3)
                                                    S.E.C. FILE NUMBER 333-11383

Prospectus Supplement
October 29, 1997
(TO PROSPECTUS DATED APRIL 18, 1997)

The Prospectus dated April 18, 1997 (the "Prospectus") relating to the offer for resale of up to $79,380,000 aggregate principal amount of 6% Convertible Subordinated Debentures due 2006 of Cityscape Financial Corp. (the "Company") and 3,824,000 shares of the common stock of the Company, par value $0.01 per share, into which such Debentures are convertible is hereby amended as follows:

The following entity is hereby named as a Selling Security Holder as contemplated on page 112 of the Prospectus.

                             NAME                       PRINCIPAL AMOUNT OF DEBENTURES OWNED
        ----------------------------------------------  -------------------------------------
        Winchester Convertible Plus, Ltd.                             $ 820,000
        c/o Oaktree Capital Management, LLC
        550 South Hope Street, 22nd Floor
        Los Angeles, CA 90071